UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Stratus Properties Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting of Stockholders

May 24, 2012

April 24, 2012

Date:	Thursday, May 24, 2012

Time:	9:30 a.m., Central Time

Place:	W Austin
200 Lavaca Street
Austin, Texas 78701

Purpose:	• To elect two Class II directors;

• To ratify the appointment of our independent registered public accounting firm; and

• To transact such other business as may properly come before the annual meeting.

Record Date:	Close of business on April 17, 2012

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You may submit your voting instructions via the internet or you may complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated.

By Order of the Board of Directors.

KENNETH N. JONES General Counsel & Secretary

Information about Attending the Annual Meeting

Only stockholders of record on the record date of April 17, 2012 are entitled to notice of and to attend or vote at the annual meeting. If you plan to attend the annual meeting in person, please bring the following:

1.  Proper identification.

2.  Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker confirming that you beneficially owned Stratus Properties Inc. stock on the record date or (b) an account statement showing that you beneficially owned Stratus Properties Inc. stock on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012.

This proxy statement and the 2011 Annual Report are available at

http://www.edocumentview.com/STRS.

Stratus Properties Inc.

212 Lavaca Street, Suite 300

Austin, Texas 78701

The 2011 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 24, 2012.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2012 annual meeting of stockholders because you owned shares of our common stock at the close of business on April 17, 2012, the record date for the annual meeting, and are therefore entitled to vote at the annual meeting. This proxy statement, along with a proxy card or voting instruction card, is being mailed to stockholders on or about April 24, 2012. We have made these materials available to you on the internet and we have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares.

When and where will the annual meeting be held?

The annual meeting will be held at 9:30 a.m., Central Time, on Thursday, May 24, 2012, at the W Austin located at 200 Lavaca Street, Austin, Texas 78701. You can obtain directions to the W Austin online at the hotel’s website at http://www.starwoodhotels.com/whotels/property/area/directions.html?propertyID=3224.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before the 2012 annual meeting of stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by submitting your voting instructions via the internet, you are authorizing the proxy holders to vote your shares at the annual meeting as you have instructed.

On what matters will I be voting? How does the board recommend that I cast my vote?

At the annual meeting, you will be asked to elect our director nominees; ratify the appointment of our independent registered public accounting firm; and consider any other matter that properly comes before the annual meeting.

Our board of directors unanimously recommends that you vote:

•	FOR the two Class II director nominees; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.

We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the annual meeting, and they intend to vote on any such other matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on April 17, 2012, the record date.

How many shares are eligible to be voted?

As of the record date, we had 8,095,042 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the annual meeting?

Under Delaware law and our by-laws, the presence in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, votes of stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any of the proposals.

How do I vote?

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your voting instructions by internet or by mail as further described below. Your voting instructions authorize each of William H. Armstrong III and Kenneth N. Jones, as your proxies, each with the power to appoint his substitute, to represent and vote your shares as you direct.

•	Submit Voting Instructions by Internet — http://www.ivselection.com/stratus12

•	Use the internet to transmit your voting instructions 24 hours a day, seven days a week until 11:59 p.m. (Central Time) on May 23, 2012.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Submit Voting Instructions by Mail

•	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the annual meeting. If you submit your voting instructions by internet, please do not mail your proxy card. You may also vote in person at the annual meeting.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or other nominee offers these options or by signing and returning a voting instruction card. Your bank, broker, trustee or other nominee will send you instructions for submitting your voting instructions for your shares. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “What happens if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank, trustee or other nominee holding shares for you, your shares will not be voted with respect to any proposal for which your holder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, the proposal relating to the ratification of the appointment of our independent registered public accounting firm is a discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification of the appointment of our independent registered public accounting firm.

Under the rules of the NYSE, the proposal relating to the election of directors is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank, trustee or other nominee holding shares for you, your shares will not be voted with respect to the election of directors. Without your voting instructions on this matter, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matter to be presented at the annual meeting; however, such shares will be considered present at the annual meeting for purposes of determining the existence of a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of two Class II director nominees	For or withhold on each nominee	Affirmative vote of a plurality of votes cast	N/A	No effect

No. 2: Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	N/A

In contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our directors are elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

Can I revoke or change my vote after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is voted if you provide notice in writing to our corporate secretary before the annual meeting, if you timely provide to us another proxy with a later date or if you vote in person at the annual meeting or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the annual meeting. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, for an estimated fee of $6,500, plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the annual meeting. We and our proxy solicitor will also request banks, brokers, trustees and other intermediaries holding shares of our common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse such holders of record for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the annual meeting?

Our board of directors does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the annual meeting. However, if any other matter does properly come before the annual meeting, the proxy holder will vote the proxies in his or her discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

2013 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701 by December 26, 2012.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 24, 2013, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary as provided above, or access our by-laws on our web site at www.stratusproperties.com under Investor Relations — Corporate Governance Documents. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at our 2013 annual meeting.

Corporate Governance

Board and Committee Meeting Attendance

Our board of directors held four meetings during 2011. During 2011, each of our directors attended 100% of the total number of the board meetings and the total number of meetings held by each committee of the board on which such director served. Directors are invited but not required to attend annual meetings of our stockholders. Messrs. Armstrong, Leslie and Madden attended the last annual meeting of stockholders.

Board Composition and Leadership Structure

As of the date of this proxy statement, our board of directors consists of five members, four of which have been determined by the board to be independent as discussed below, and has primary responsibility for directing the management of our business and affairs. Mr. Armstrong, the chairman of our board of directors, is not considered an independent director because he is a member of our management team and receives compensation for his services to the company.

Our board of directors believes that Mr. Armstrong’s service as both chairman of the board and chief executive officer is in the best interest of the company and its stockholders. With 20 years of leadership experience with the company, Mr. Armstrong possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical challenges and opportunities facing the company. His combined role enables decisive leadership, ensures clear accountability, and enhances the company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and customers, particularly during times of uncertain economic and industry conditions.

Each of the directors other than Mr. Armstrong is independent and the board believes that the independent directors provide effective oversight of management. In addition to feedback provided during the course of board meetings, the independent non-employee directors meet in executive session following each regular board meeting. The presiding director of each executive session meeting rotates between the chairpersons of the two standing committees (corporate personnel and audit), except as the non-employee directors may otherwise determine for a specific executive session meeting. The company believes that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy. Following an executive session meeting of the independent non-employee directors, the presiding director acts as a liaison between the non-employee directors and the chairman regarding any specific feedback or issues, provides the chairman with input regarding agenda items for board and committee meetings, and coordinates with the chairman regarding information to be provided to the non-employee directors in performing their duties. In addition, our two standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full board or management.

Board Committees

To provide for effective direction and management of our business, the board has established an audit committee and a corporate personnel committee. Each of the audit and corporate personnel committees are composed entirely of independent directors. Each committee operates under a written charter adopted by the board, both of which are available on our web site at www.stratusproperties.com under Investor Relations – Corporate Governance Documents and are available in print upon request. Our board of directors does not have a nominating committee. The entire five-person board, four members of which are independent, acts as our nominating committee. The current members and primary functions of each board committee are described below.

Audit Committee Members	Functions of the Committee	Meetings in 2011

Michael D. Madden, Chairman Bruce G. Garrison (until May 24, 2012) James C. Leslie	• please refer to the “Audit Committee Report” on page 17	4

Corporate Personnel Committee Members	Functions of the Committee	Meetings in 2011

James C. Leslie, Chairman	• determines the compensation of our executive officers	1
Michael D. Madden	• administers our incentive and stock-based compensation plans • please also refer to the “Corporate Personnel Committee Procedures” included below

Corporate Personnel Committee Procedures

The corporate personnel committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to one of our executive officers. In addition, the committee also periodically evaluates the performance of our executive officers.

If equity awards are granted in a given year, the committee’s practice since 2009 has been to grant such awards at its first meeting of the year (which was held in March for 2012). The committee has a written policy stating that it will approve all regular annual equity awards at one of its meetings in December or during the first quarter of the following year, and that to the extent the committee approves any awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in our securities.

The terms of our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934. Our current equity grant policy provides that the chairman of the board has authority to make or modify grants to such employees, subject to the following conditions:

•	no grant may relate to more than 3,000 shares of our common stock;

•	such grants must be made during an open window period and must be approved in writing by such officer, the grant date being the date of such written approval;

•	the exercise price of any options granted may not be less than the fair market value of our common stock on the grant date; and

•	the officer must report any such grants to the committee at its next meeting.

Board’s Role in Oversight of Risk Management

Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company.

The board believes that full and open communication between senior management and the board is essential to effective risk oversight. Our chairman and chief executive officer meets regularly with management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they conduct presentations to the board on various strategic matters involving our operations and are available to address any questions or concerns raised by the board on risk management or any other matters. Our board of directors oversees the strategic direction of the company, and in doing so considers the potential rewards and risks of the company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While the board is ultimately responsible for risk oversight at the company, its audit committee assists the board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm the company’s major financial risk exposures and the measures management has taken to monitor, control and minimize such risks, including the company’s risk assessment and risk management policies. The audit committee assists the board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s systems of financial reporting, internal controls and legal and regulatory compliance. Our internal auditor and independent registered public accounting firm meet regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. As part of its responsibilities as set forth in its charter, the corporate personnel committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks and in consultation with management, is responsible for overseeing the company’s compliance with regulations governing executive compensation.

Board and Committee Independence

On the basis of information solicited from each director, our board of directors has determined that each of Messrs. Garrison, Lenehan (nominee), Leslie, Madden and Porter has no material relationship with the company and is independent as defined in the listing standards of the Nasdaq Stock Market, LLC (“NASDAQ”) director independence standards, as currently in effect. In making this determination, the board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the board and the company’s legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management.

Our board of directors also has determined that each of the members of the audit and corporate personnel committees has no material relationship with the company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit committee) set forth in the applicable NASDAQ listing standards and SEC rules. In addition, our board of directors has determined that each member of the audit committee, Messrs. Madden, Garrison and Leslie, qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Consideration of Director Nominees

In evaluating nominees for membership on the board, the board takes into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. In selecting nominees, the board seeks to have a board that represents a diverse range of perspective and experience relevant to the company. The board will also evaluate each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board and represent stockholder interests through the exercise of sound judgment using his or her experience in these various areas. A majority of the independent directors then serving on the board must approve any nominee to be recommended by the board to the stockholders.

The board regularly assesses whether the size of the board is appropriate, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the independent directors consider various potential candidates, who may come to their attention through professional search firms, stockholders or other persons. Each candidate brought to the attention of the board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth above.

On March 15, 2012, we entered into a Stock Purchase Agreement with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which we sold to MHLLC shares of our common stock representing 7.7% of our outstanding shares. In connection with the issuance and sale of the shares of our common stock, we entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, the size of our board of directors was increased from four to five members and MHLLC was granted the right to designate one individual to serve on our board of directors as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our common stock. On March 15, 2012, Charles W. Porter was appointed to the board as the designated director of MHLLC pursuant to the Investor Rights Agreement.

On January 11, 2012, Carl E. Berg, a stockholder that owns approximately 17.4% of our outstanding common stock as of the record date, filed a Schedule 13D, which was amended on January 12, 2012, stating his intention to nominate William H. Lenehan IV for election to the board of directors at the company’s 2012 annual meeting of stockholders. After discussions with Mr. Berg and meetings with Mr. Lenehan and considering Mr. Lenehan’s qualifications, skills and attributes, the board of directors nominated Mr. Lenehan to serve as a Class II director for a three-year term.

As stated above, the board will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the board by submitting the names and supporting information to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder; (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director, taking into account the criteria identified above; (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder; and (d) a letter signed by the candidate stating his or her willingness to serve.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 24, 2013. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2013 annual meeting or 10 days following the public announcement of the date of the 2013 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of the board or the non-employee directors as a group by writing to the director or directors at the following address: Stratus Properties Inc., Attn: Board of Directors or the name of the individual director or directors, 212 Lavaca Street, Suite 300, Austin, Texas 78701. The communication will be forwarded to the appropriate director or directors.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required by the company to be an effective member of the board. The form and amount of director compensation is reviewed by the full board, which includes Mr. Armstrong, our president and chief executive officer.

Cash Compensation

Each non-employee director receives an annual fee consisting of (1) $25,000 for serving on the board, (2) $1,000 for serving on each committee (including the chairman of the committee), (3) $7,000 for serving as chairman of the audit committee, and (4) $5,000 for serving as chairman of the corporate personnel committee. In addition, each director and committee member receives $1,500 for attendance at each board and committee meeting, as well as reasonable out-of-pocket expenses incurred in attending such meetings, or $1,000 for participation in each board and committee meeting by telephone conference.

Equity-Based Compensation

Each non-employee director also receives equity-based compensation under our stock incentive plans, which were approved by our stockholders. Under our current program, on September 1st of each year, each non-employee director is granted options to acquire 2,500 shares of our common stock. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. Accordingly, on September 1, 2011, each non-employee director was granted options to purchase 2,500 shares of our common stock with an exercise price of $9.99 per option.

2011 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2011. The amount included in the “Option Awards” column reflects the aggregate grant date fair value, and does not necessarily equate to the income that will ultimately be realized by the director for these option awards. Mr. Armstrong’s compensation, which includes the attendance fees he received as a director, is reflected in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

2011 Director Compensation

Name of Director	Fees Earned or Paid in Cash	Option Awards (1)	Total
Bruce G. Garrison	$36,000	$17,275	$53,275
James C. Leslie	45,000	17,275	62,275
Michael D. Madden	44,000	17,275	61,275

(1)	The Black-Scholes option model was used to determine the grant date fair value of the option awards. For information relating to the assumptions made by us in valuing the option awards made to our non-employee directors in fiscal year 2011, refer to Note 9 of our financial statements located in our annual report on Form 10-K for the year ended December 31, 2011. On September 1, 2011, each non-employee director was granted options to purchase 2,500 shares of our common stock with a grant date fair value of $6.91 per option. As of December 31, 2011, each director had the following number of options outstanding: Mr. Garrison, 15,625; Mr. Leslie, 22,500; and Mr. Madden, 22,500.

Proposal No. 1: Election of Directors

In accordance with our by-laws, our board of directors has fixed the current number of directors at five. On March 15, 2012, our board of directors approved an increase in the size of the board from four to five members and appointed Charles W. Porter to serve as a Class III director. The table below shows the current members of the different classes of the board and the expiration of their current terms.

Class	Expiration of Term	Current Class Member

Class I	2014 Annual Meeting of Stockholders	Michael D. Madden

Class II	2012 Annual Meeting of Stockholders	Bruce G. Garrison James C. Leslie

Class III	2013 Annual Meeting of Stockholders	William H. Armstrong III Charles W. Porter

Our board of directors has nominated William H. Lenehan IV and James C. Leslie to serve as Class II directors, each for a three-year term. Mr. Garrison, who has served on our board of directors for 10 years, will not stand for re-election as a director at the annual meeting. The persons named as proxies in the enclosed proxy card intend to vote your proxy for the election of both of the Class II director nominees, unless otherwise directed. If, contrary to our present expectations, either of the nominees should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by the board, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our by-laws, in contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our directors are elected by a plurality of shares voted.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR OUR TWO CLASS II DIRECTOR NOMINEES (MESSRS. LENEHAN AND LESLIE).

Information About Nominees and Other Directors

The table below provides certain information as of April 17, 2012, with respect to the director nominees and each other director whose term will continue after the annual meeting. The biographies of each of the directors contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the board to determine that the person should be nominated to serve as a director for the company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Director Nominees

Name of Director Nominee	Age	Principal Occupation, Business Experience and Other Directorships	Year First Elected a Director
William H. Lenehan IV	35

Independent real estate industry consultant. Interim Chief Executive Officer of MI Developments, Inc. from June to December 2011 during its restructuring. Investment professional at Farallon Capital Management, L.L.C. in the real estate group from August 2001 to February 2011. Holds B.A. in Economics and Classics from Claremont McKenna College. Current director of Gramercy Capital Corp. Former director of MI Developments, Inc.

Mr. Lenehan’s experience as a private equity investor in the real estate sector, as well as his membership on the board of directors of other public companies, makes him qualified to serve as a member of our board of directors.

Mr. Lenehan was nominated pursuant to a nomination request by, and discussions with one of our stockholders, Mr. Berg. See “Corporate Governance – Consideration of Director Nominees” for additional information.

			N/A

James C. Leslie	56

Private investor and President of Leslie Enterprises, L.P. from 2001 to present. Chairman of the Board of Ascendant Solutions, Inc. Director, President and Chief Operating Officer of The Staubach Company, a commercial real estate services firm, from 1996 to 2001. President of Staubach Financial Services from 1992 to 1996. Chief Financial Officer of The Staubach Company from 1982 to 1992. Holds M.B.A. in Accounting and Finance from University of Michigan and B.S. in Mathematics from University of Nebraska.

Mr. Leslie’s 30 years of leadership in the real estate industry makes him highly qualified to serve as a member of our board of directors and each of our principal board committees. His extensive management experience acquired as president and chief operating officer of a commercial real estate services firm provide him with the knowledge to deal with financial, accounting, regulatory and administrative matters, particularly in the real estate industry. In addition, his experience positions Mr. Leslie well to lead our corporate personnel committee.

			1996

Continuing Directors

Name of Director	Age	Principal Occupation, Business Experience and Other Directorships	Year First Elected a Director
William H. Armstrong III	47

Chairman of the Board, Chief Executive Officer and President of the company from 1998 to present. President, Chief Operating Officer and Chief Financial Officer of the company from 1996 to 1998. Director of Moody National REIT I, Inc. Active member of Finance Committee of the U.S. Green Building Council, National Association of Real Estate Investment Trusts, the Urban Land Institute and the Real Estate Council of Austin. Holds B.A. in Economics from The University of Colorado.

Mr. Armstrong’s 26-year career in real estate and 20 years of leadership experience with the company make him highly qualified to lead our board of directors. He has a comprehensive understanding of the company and its management, operations and financial requirements. Mr. Armstrong’s management experience and active involvement in various real estate industry organizations enable him to guide the company’s business strategy in an increasingly complex business environment.

			1998

Michael D. Madden	63

Managing Partner of BlackEagle Partners LLC (formerly Centurion Capital Partners LLC) from April 2005 to present. Chairman of the Board of Hanover Capital L.L.C., investment bankers, from 1995 to present. Partner of Questor Management Co., merchant bankers, from 1999 to 2005. Vice Chairman of Paine Webber Inc. from 1994 to 1995. Executive Vice President, Chief Origination Officer during 1994 and Executive Managing Director and Head of Global Business Development from 1993 to 1994 of Kidder Peabody & Co., Inc. Holds M.B.A. in Finance from University of Pennsylvania, Wharton School of Business and B.A. in Economics from LeMoyne College.

Mr. Madden’s management experience, career in investment banking and educational background provide him with the skills necessary to serve on our board of directors and to lead our audit committee. With his background and experience, Mr. Madden is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and lead our audit committee.

			1992

Name of Director	Age	Principal Occupation, Business Experience and Other Directorships	Year First Elected a Director
Charles W. Porter	60

Advisor and Consultant to a private, closely-held family company from August 2008 to present. General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Worldwide, Inc., from 1989 to 2008. Holds a Certified Hotel Administer from American Hotel & Lodging Association Educational Institution.

Mr. Porter’s 30 years of experience in the hospitality industry, as well as experience in conceptualizing and planning two residential single-family developments and a condominium tower through entitlements, financing, construction, documentation and sales, provide him with a wealth of knowledge regarding real estate operations and make him highly qualified to serve on our board of directors.

Mr. Porter was appointed to the board by Moffett Holdings, L.L.C. pursuant to the Investor Rights Agreements. See “Corporate Governance – Consideration of Director Nominees” for additional information.

			2012

Stock Ownership of Directors, Director Nominees and Executive Officers

The table below shows the amount of our common stock beneficially owned as of the record date April 17, 2012, by each of our directors, director nominees and our chief executive officer and our chief financial officer (such officers being our named executive officers). Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Options	Number of Shares Subject to Exercisable Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)

William H. Armstrong III (3)	370,109	17,500	387,609	4.8%

Erin D. Pickens (4)	3,800	—	3,800	*

Bruce G. Garrison (5)	—	7,500	7,500	*

William H. Lenehan IV	—	—	—	—

James C. Leslie	22,000	16,250	38,250	*

Michael D. Madden	8,500	16,250	24,750	*

Charles W. Porter	—	—	—	—

All current directors and executive officers as a group (6 persons) (6)	404,409	57,500	461,909	5.7%

*	Ownership is less than one percent.

(1)	Number of shares subject to exercisable options reflects our common stock that could be acquired within sixty days of the record date, April 17, 2012, upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Based on 8,095,042 shares of our common stock outstanding as of April 17, 2012.

(3)	Includes 3,250 shares held in his individual retirement account. Does not include 60,500 restricted stock units. Mr. Armstrong has pledged 362,180 shares of our common stock to secure a line of credit.

(4)	Does not include 12,000 restricted stock units.

(5)	Effective May 24, 2012, Mr. Garrison will no longer serve as a member of our board of directors.

(6)	Does not include Mr. Lenehan, who is a director nominee but not a current director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Based solely upon our review of the Forms 3, 4 and 5 filed during 2011, and written representations from certain reporting persons that no Forms 5 were required, we believe, with the exception noted below, that all required reports were timely filed. A Form 4 for Mr. Leslie to report his sale of stock in December 2011 was inadvertently filed late on April 18, 2012.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, the table below shows the beneficial owners of more than five percent of our outstanding common stock. Unless otherwise indicated, all information is presented as of April 17, 2012, and all shares beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)

Carl E. Berg (2) 10050 Bandley Drive Cupertino, California 95014	1,405,000	17.4%

Dimensional Fund Advisors LP (3) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	544,221	6.7%

Ingalls & Snyder LLC (4) 61 Broadway New York, New York 10006	1,344,838	16.6%

Moffett Holdings, L.L.C. (5) 1615 Poydras Street, Suite 2279 New Orleans, Louisiana 70112	625,000	7.7%

(1)	Based on 8,095,042 shares of our common stock outstanding as of April 17, 2012.

(2)	Based on a Schedule 13D filed with the SEC on January 11, 2012, as amended on January 12, 2012.

(3)	Based on an amended Schedule 13G filed with the SEC on February 14, 2012. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional Fund Advisors LP has sole voting power over 540,220 shares and sole investment power over 544,221 shares.

(4)	Based on an amended Schedule 13G filed with the SEC on February 7, 2012. Ingalls & Snyder LLC is a registered broker dealer and a registered investment advisor. Amounts reported include shares owned by clients of Ingalls & Snyder in accounts managed under investment advisory contracts. Ingalls & Snyder has no voting power but shares investment power over all of the shares beneficially owned.

(5)	Based on a Schedule 13D filed with the SEC on March 23, 2012, jointly by Moffett Holdings, L.L.C. (“MHLLC”) and James R. Moffett. MHLLC and Mr. Moffett share voting and investment power over all of the shares beneficially owned.

Executive Officer Compensation

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2011 and 2010. Mr. Armstrong and Ms. Pickens were the only executive officers whom we employed during the fiscal years ended December 31, 2011 and 2010.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total

William H. Armstrong III Chairman of the Board, President & Chief Executive Officer	2011 2010	$400,000 400,000	$400,000 500,000	$298,800 126,250	$52,924 53,227	$1,151,724 1,079,477

Erin D. Pickens Senior Vice President & Chief Financial Officer	2011 2010	235,000 235,000	75,000 100,000	69,720 35,350	45,441 42,894	425,161 413,244

(1)	On January 27, 2011, our corporate personnel committee awarded 30,000 restricted stock units to Mr. Armstrong and 7,000 restricted stock units to Ms. Pickens. The restricted stock units will ratably convert into shares of our common stock over a four-year period beginning on February 15, 2012, or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a change of control of the company. The restricted stock units are valued on the date of grant at the closing sale price per share of our common stock.

(2)	Consists of contributions to defined contribution plans, payments for life insurance policies, director fees and automobile allowances as follows:

Name	Date	Plan Contributions	Life Insurance Premiums	Director Fees	Automobile Allowance

William H. Armstrong III	2011	$32,500	$2,727	$6,000	$11,697

Erin D. Pickens	2011	32,500	2,727	—	10,214

Outstanding Equity Awards as of December 31, 2011

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)

William H. Armstrong III	17,500	—	$16.015	12/30/2014	52,875	$412,954

Erin D. Pickens	—	—	—	—	9,625	$75,171

(1)	The stock options were granted on December 30, 2004, and became exercisable in 25 percent annual increments on each of the first four anniversaries of the date of grant and have a term of 10 years.

(2)	The exercise price of each outstanding stock option reflected in this table was determined by reference to (1) the average of the high and low quoted per share sale price on the grant date, or if there are no reported sales on such date, on the last preceding date on which any reported sale occurred or (2) such greater price as determined by the corporate personnel committee. In March 2007, the corporate personnel committee revised its policies going forward to provide that for purposes of our stock incentive plans, the fair market value of our common stock will be determined by reference to the closing sale price on the grant date.

(3)	Unless the award is forfeited or vesting is accelerated because of a termination of employment or change in control as described below under “Potential Payments upon Termination or Change in Control,” the restricted stock units held by the named executive officers will vest and be paid out in an equivalent number of shares of our common stock as follows:

Name	RSUs	Vesting Date

Mr. Armstrong	6,750 7,500 3,125 6,750 7,500 3,125 7,500 3,125 7,500	02/09/12 02/15/12 02/26/12 02/09/13 02/15/13 02/26/13 02/15/14 02/26/14 02/15/15

Ms. Pickens	1,750 875 1,750 875 1,750 875 1,750	02/15/12 02/26/12 02/15/13 02/26/13 02/15/14 02/26/14 02/15/15

(4)	The market value of the unvested restricted stock units reflected in this table was based on the $7.81 closing market price per share of our common stock on December 30, 2011.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of our stock incentive plans and the agreements thereunder, a termination of employment under certain circumstances and a change of control will result in the vesting of outstanding stock options and restricted stock units, as described below.

Stock Options. Upon termination of employment as a result of death, disability or retirement, the portion of any outstanding stock options that would have become exercisable within one year of such termination of employment will vest. In addition, upon a change of control of the company, all unvested stock options will vest.

Restricted Stock Units. Upon (1) termination of employment as a result of death, disability or retirement, or termination of employment by the company without cause at the discretion of the corporate personnel committee, or (2) a change of control of the company, the executives’ outstanding restricted stock units will vest.

Change of Control Agreements. On March 9, 2010, we entered into change of control agreements with Mr. Armstrong and Ms. Pickens that will expire on March 31, 2013. The agreements with Mr. Armstrong and Ms. Pickens entitle each executive to receive additional benefits in the event of the termination of his or her employment under certain circumstances following a change of control. Each agreement provides that if, during the three-year period following a change of control, the company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•

a lump-sum cash payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the executive during the three fiscal years immediately preceding the termination date; or, in Ms. Pickens’ case, if such three-year period includes fiscal year 2009, the bonus amount for fiscal year 2009 shall be annualized; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

The benefits provided under the agreements are in addition to the value of any options to acquire shares of our common stock, the exercisability of which is accelerated pursuant to the terms of any stock option agreement, any restricted stock units, the vesting of which is accelerated pursuant to the terms of the restricted stock unit agreement, and any other incentive or similar plan adopted by us. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2011 termination date, and where applicable, using the closing price of our common stock of $7.81 (as reported on NASDAQ on December 30, 2011). The table does not include amounts that may be payable under our 401(k) plan.

Name	Lump Sum Severance Payment	Options (Unvested and Accelerated) (1)	Restricted Stock Units (Unvested and Accelerated) (2)	Health Benefits	Total

William H. Armstrong III

• Retirement, Death, Disability	N/A	N/A	$412,954	N/A	$412,954

• Termination after Change of Control (3)	$2,691,000	N/A	412,954	$24,381	3,128,335

Erin D. Pickens

• Retirement, Death, Disability	N/A	N/A	75,171	N/A	75,171

• Termination after Change of Control (3)	1,001,650	N/A	75,171	18,371	1,095,192

(1)	None of the named executive officers held any unexercisable options as of December 31, 2011.

(2)	The value of the restricted stock units that would have vested for each named executive officer is based on $7.81, the closing price of our common stock on December 30, 2011.

(3)	Pursuant to the terms of the executive’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

Audit Committee Report

The audit committee is currently composed of three directors, Michael D. Madden, Chairman, Bruce G. Garrison and James C. Leslie, all of whom are independent, as defined by SEC rules and in the listing standards of NASDAQ. In addition, the board has determined that each of Messrs. Garrison, Leslie and Madden qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC. Effective May 24, 2012, Mr. Garrison will no longer serve as a member of our board of directors or the audit committee. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and effectiveness of its system of financial reporting and internal controls, (2) the operation and integrity of the system of financial reporting and the integrity of the financial statements, (3) the company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the company’s independent registered public accounting firm, and (5) the performance of the company’s independent registered public accounting firm and internal auditors.

We oversee the company’s financial reporting process on behalf of the board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During 2011 management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of

2002. We reviewed and discussed with management, the internal auditor and BKM Sowan Horan, LLP (BKM) management’s report on internal control over financial reporting and BKM’s report on their audit of the company’s internal control over financial reporting as of December 31, 2011, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2011.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2011, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2011. We have reviewed and discussed the company’s audited financial statements for the year 2011 with management and BKM. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and BKM provided an opinion to the same effect.

We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with BKM their independence from the company and management. We have also discussed with BKM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, we have discussed with BKM the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2011, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. BKM also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year ended December 31, 2011.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditor. In March 2011, in accordance with our charter, our committee appointed Holtzman Partners, LLP (formerly, Holtzman Moellenberg Panozzo & Perkins, LLP) as the company’s internal auditor for 2011.

Dated: April 17, 2012

Michael D. Madden, Chairman	Bruce G. Garrison	James C. Leslie

Independent Registered Public Accounting Firm

Changes in Independent Registered Public Accounting Firm

On June 24, 2010, the audit committee approved the dismissal of Travis Wolff LLP as our independent registered public accounting firm, and the engagement of BKM to serve as our new independent registered public accounting firm. This change in independent registered public accounting firms, which resulted from key personnel involved in serving the company leaving Travis Wolff to form BKM, was effective immediately.

During the the interim period between December 31, 2009 and June 24, 2010, there were no disagreements between the company and Travis Wolff on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Travis Wolff’s satisfaction, would have caused Travis Wolff to make reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Travis Wolff with a copy of the foregoing disclosures. A copy of Travis Wolff’s letter, dated June 24, 2010, stating its agreement with the above statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 30, 2010.

During the fiscal year ended December 31, 2009 and through June 24, 2010, neither the company nor anyone acting on its behalf consulted BKM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed for professional services rendered by BKM in 2011 and 2010:

	2011	2010
Audit Fees	$173,000	$105,370
Audit-Related Fees (1)	180,000	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Relates to services rendered in connection with the construction audit of the W Austin Hotel & Residences project.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the Chairperson of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $30,000.

At each regularly scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee. During 2011, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm

In March 2012, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2012. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of BKM as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2012. If the stockholders do not ratify the appointment of BKM, our audit committee will reconsider this appointment. Representatives of BKM are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Certain Transactions

MHLLC Transaction

On March 15, 2012, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which we sold to MHLLC 625,000 shares of our common stock for an aggregate purchase price of $5.0 million, or $8.00 per share. As of the record date, MHLLC owned approximately 7.7% of our outstanding common stock.

In connection with the issuance and sale of the shares of our common stock, we entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, the size of our board of directors was increased from four to five members and MHLLC was granted the right to designate one individual to serve on our board of directors as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our common stock. Charles W. Porter was appointed to the board as the designated director of MHLLC pursuant to the Investor Rights Agreement.

Also under the Investor Rights Agreement, MHLLC and its affiliates are limited or prohibited from, among other things, (1) acquiring an additional amount of our securities if the acquisition would result in MHLLC and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of our common stock, (2) commencing any tender offer or exchange for any of our securities, (3) making or proposing a merger or acquisition involving us, (4) calling a meeting or initiating any stockholder proposal, (5) soliciting proxies or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)-3 of the Securities Exchange Act of 1934) with regard to us. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by MHLLC has served on the board for the preceding six months and (2) the date that MHLLC and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of our common stock. In addition, until the six-month anniversary of the date of the Investor Rights Agreement, MHLLC will be prohibited, subject to certain exceptions, from transferring, selling, assigning, pledging or otherwise disposing of, directly or indirectly, the shares of our common stock acquired pursuant to the Purchase Agreement.

Subject to the terms and conditions of the Investor Rights Agreement, we also granted MHLLC certain registration rights with respect to the shares of our common stock acquired pursuant to the Purchase Agreement.

The Investor Rights Agreement provides that upon the written request of MHLLC at any time on or after the six-month anniversary of the date of the Investor Rights Agreement, we shall, within sixty days of our receipt of such notice, (1) prepare and file with the Securities and Exchange Commission a shelf registration statement with respect to the shares of our common stock issued and sold to MHLLC under the Purchase Agreement (the “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions and (2) use our commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while MHLLC holds Registrable Securities.

Joint Venture with MHLLC

On February 28, 2011, we entered into a joint venture with MHLLC for the development of Parkside Village, a 92,473-square-foot retail project in the Circle C community. The project consists of a 33,650-square-foot full-service movie theater and restaurant, a 13,890-square-foot medical clinic and five other retail buildings, including a 14,933-square-foot building, a 10,000-square-foot building, two 7,500-square-foot buildings and a stand-alone 5,000-square-foot building.

The company’s initial capital contributions to the joint venture totaled $3.1 million, which consisted of a 23.03 acre tract of land located in Austin, Texas, the related property and development agreements for the land and other project costs incurred by the company before February 28, 2011. MHLLC made initial capital contributions to the joint venture totaling $1.0 million and made additional capital contributions of $2.8 million to fund the development of the project. As of December 31, 2011, capital contributions totaled $3.1 million for the company and $3.8 million for MHLLC. The joint venture has a construction loan with Comerica Bank to finance the development of Parkside Village.

The company is the manager of the joint venture, and after the partners are repaid their original capital contributions and a preferred return on those contributions, the company will receive 80 percent of any distributions and MHLLC will receive 20 percent. As the manager of the joint venture with a majority of the voting and profit interest (80 percent), the company consolidates this joint venture in its financial statements.

STRATUS PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Stockholders to be held on May 24, 2012

The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2012, at 9:30 a.m., Central Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the meeting.

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this proxy card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

IN THE ENCLOSED ENVELOPE

(continued on reverse side)

▲ FOLD AND DETACH HERE▲

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1 and 2 below.

		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
Item 1 –	Election of the two Class II director nominees. Nominees are: William H. Lenehan James C. Leslie	☐	☐	Item 2 –	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm.	☐	☐	☐

FOR, except withhold vote from following nominee:

Signature(s)                                                                                                                                                                           Dated:                                                                      , 2012

You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation.

If your votes are not specified, this proxy will be voted FOR Items 1 and 2.

▲ FOLD AND DETACH HERE ▲

STRATUS PROPERTIES INC. OFFERS STOCKHOLDERS OF RECORD

TWO WAYS TO SUBMIT YOUR VOTING INSTRUCTIONS

Your Internet submission of voting instructions authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week.

INTERNET SUBMISSION OF VOTING INSTRUCTIONS	SUBMITTING VOTING INSTRUCTIONS BY MAIL

Visit        http://www.ivselection.com/stratus12. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m., Central Time, on May 24, 2012.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Kenneth N. Jones, General Counsel and Secretary, Stratus Properties Inc., P.O. Box 17149, Wilmington, Delaware 19885-9810. If you are submitting voting instructions by Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012.

This proxy statement and the 2011 Annual Report are available at http://www.edocumentview.com/STRS.